ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	
Ross Miller Secretary of State State of Nevada	Document Number 20120339673-76 Filing Date and Time 05/14/2012 12:29 PM Entity Number E0268082012-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Blue Fashion Corp.
2. Registered Agent for Service of Process: (check only one box)	[x] Commercial Registered Agent: Business Filings Incorporated (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with* par value: 75,000,000 Par value per share: $ 0.001 Number of shares *without* par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Bojana Banjac (Name) Svetozara Miletica 37 (Street Address) Zemun, Serbia (City) State: 11080 (Zip Code) 2) Name: Street Address: City: State: Zip Code:
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Business Filings Incorporated (Name) X [signature] Mark Williams, AVP (Incorporator Signature) 8040 Excelsior Dr., Ste 200 (Address) Madison (City) WI (State) 53717 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Mark Williams, AVP, Business Filings Incorporated Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity May 14, 2012 (Date)

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **BLUE FASHION CORP.**, did on May 14, 2012,fi le in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 15, 2012.

ROSS MILLER
Secretary of State

Certified By: GJ Jaillet
Certificate Number: C20120514-2054
You may verify this certificate
online at **http://www.nvsos.gov/**